EARTHCARE CO - 8-K/A - Current Report
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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                            -------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 1999


                                EARTHCARE COMPANY
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        000-24685                       58-2335973
-------------------------------    ------------------------    ---------------------------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer Identification No.)
       incorporation)




               14901 Quorum Drive, Suite 200, Dallas, Texas 75240
     -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (972) 858-6025
                           --------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

EARTHCARE CO - 8-K/A - Current Report
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired.

                  The following financial statements for Magnum Environmental Services, Inc. are filed herewith:

Independent Auditor's Report                                                  F-1

Combined Balance Sheets at December 31, 1998 and 1997                         F-2

Combined Statements of Changes in Stockholders' Equity
  and Partners' Capital for the Years Ended
  December 31, 1998 and 1997                                                  F-3

Combined Statements of Operations for the Years Ended
  December 31, 1998 and 1997                                                  F-4

Combined Statements of Cash Flows for the Years Ended
  December 31, 1998 and 1997                                               F-5 - F-6

Notes to Combined Financial Statements                                     F-7 - F-15

Interim Unaudited Financial Statements as of June 30, 1999 and 1998
  Table of Contents                                                           F-16

         (b)      Pro Forma Financial Information

                  The following pro forma financial information is filed herewith:

                  - Pro Forma Financial Condensed Financial Data              F-29

                  - Unaudited Pro Forma Condensed Consolidated Statement
                    of Operations For The Year Ended December 31, 1998        F-30

                  - Unaudited Pro Forma Condensed Consolidated Statement
                    of Operations For The Six Months Ended June 30, 1999      F-31

                  - Unaudited Pro Forma Condensed Consolidated Balance
                    Sheet As of June 30, 1999                                 F-32

                  - Liabilities and Stockholders' Equity                      F-33

                  - Notes to Pro Forma Financial Statements               F-34 - F-36

         (c)      Exhibits

         15.1     Letter Regarding Unaudited Interim Financial
                  Information (included in exhibit 23.1)

         23.1     Consent of Rotenberg and Company, LLP

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EARTHCARE CO - 8-K/A - Current Report
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                  INDEPENDENT AUDITOR'S REPORT



Board of Directors
Magnum Environmental Services, Inc. and Related Entities
Pompano Beach, Florida


         We have audited the accompanying combined balance sheets of Magnum Environmental Services, Inc. and Related Entities as of December 31, 1998 and 1997 and the related statements of operations, changes in stockholders' equity and partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on the combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined balance sheets referred to above present fairly, in all material respects, the combined financial position of Magnum Environmental Services, Inc. and Related Entities as of December 31, 1998 and 1997, and the results of their combined operations and their combined cash flows for the years then ended, in conformity with generally accepted accounting principles.






Rotenberg and Company, LLP
Rochester, New York
  March 12, 1999
  (Except Note L, Dated September 1, 1999)

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EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


COMBINED BALANCE SHEETS
================================================================================

December 31,                                                                1998               1997
------------                                                            -----------        -----------
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                               $   403,376        $   243,277
Accounts Receivable - Net of Allowance for Doubtful Accounts              1,247,492          1,312,533
Inventory                                                                   151,985            176,779
Deposits and Prepaid Expenses                                               123,134            148,130
                                                                        -----------        -----------

TOTAL CURRENT ASSETS                                                      1,925,987          1,880,719

PROPERTY, PLANT AND EQUIPMENT - Net of Accumulated Depreciation          11,033,295          9,825,863

OTHER ASSETS
Intangibles - Net of Accumulated Amortization                               425,003            434,762
Other
                                                                             59,191             56,233
                                                                        -----------        -----------

Total Assets                                                            $13,443,476        $12,197,577
                                                                        ===========        ===========


LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

CURRENT LIABILITIES
Notes, Loans and Mortgages Payable - Due Within One Year                $   456,915        $ 1,488,614
Accounts Payable                                                            802,899            777,531
Accrued Expenses                                                            168,926            186,332
                                                                        -----------        -----------

TOTAL CURRENT LIABILITIES                                                 1,428,740          2,452,477

OTHER LIABILITIES
Notes, Loans and Mortgages Payable - Due After One Year                   8,751,728          6,505,122
                                                                        -----------        -----------

TOTAL LIABILITIES                                                        10,180,468          8,957,599
                                                                        -----------        -----------

STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
Common Stock - $1 par value, 2,000,000 Authorized,
                            736 Shares Issued and Outstanding
                                                                                736                736
Additional Paid In Capital                                                1,520,790          1,520,790
Retained Earnings                                                         1,241,394          1,193,687
Partners' Capital                                                           500,088            524,765
                                                                        -----------        -----------

TOTAL STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL                          3,263,008          3,239,978
                                                                        -----------        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL        $13,443,476        $12,197,577
                                                                        ===========        ===========

    The accompanying notes are an integral part of this financial statement.

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MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
================================================================================

                                        Common       Additional    Retained       Partners'
                                        Stock     Paid in Capital  Earnings        Capital         Total
                                     -----------  --------------- -----------    -----------    -----------

Balance - January 1, 1997            $       975    $ 1,520,551   $   891,061    $   545,124    $ 2,957,711

Prior Period Adjustment                     --             --         (18,607)          --          (18,607)
                                     -----------    -----------   -----------    -----------    -----------

Adjusted Balance - January 1, 1997           975      1,520,551       872,454        545,124      2,939,104

Less:  Stock Exchange on
8/1/97 Corporate Merger
(Note G)                                    (239)           239          --             --             --

Net Income (Loss)                           --             --         321,233        (20,359)       300,874
                                     -----------    -----------   -----------    -----------    -----------

BALANCE - DECEMBER 31, 1997                  736      1,520,790     1,193,687        524,765      3,239,978

Shareholders' Distributions                 --             --         (15,000)          --          (15,000)

Net Income (Loss)                           --             --          62,707        (24,677)        38,030
                                     -----------    -----------   -----------    -----------    -----------

BALANCE - DECEMBER 31, 1998          $       736    $ 1,520,790   $ 1,241,394    $   500,088    $ 3,263,008
                                     ===========    ===========   ===========    ===========    ===========


    The accompanying notes are an integral part of this financial statement.

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EARTHCARE CO - 8-K/A - Current Report
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MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


COMBINED STATEMENTS OF OPERATIONS
================================================================================

Years Ended December 31,                 1998                1997
------------------------             -----------         -----------
Revenues                             $ 8,913,736         $ 7,865,625
                                     -----------         -----------

OPERATING EXPENSES
Cost of Operations                     4,641,639           3,838,704
General and Administrative             2,476,950           2,549,303
Depreciation and Amortization            766,640             635,291
                                     -----------         -----------

TOTAL OPERATING EXPENSES               7,885,229           7,023,298
                                     -----------         -----------

Income from Operations                 1,028,507             842,327

Interest Expense                        (799,322)           (579,837)

Other Income (Loss)                     (191,155)             38,384
                                     -----------         -----------

NET INCOME                           $    38,030         $   300,874
                                     ===========         ===========



    The accompanying notes are an integral part of this financial statement.

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EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

COMBINED STATEMENTS OF CASH FLOWS
================================================================================

Years Ended December 31,                                 1998                1997
------------------------                             -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash Received from Customers                         $ 8,962,445         $ 7,290,368
Cash Paid to Suppliers and Employees                  (7,056,380)         (6,230,770)
Interest Paid                                           (787,297)           (573,905)
Interest Received                                            106              11,463
Miscellaneous Receipts                                    27,193              28,078
                                                     -----------         -----------

NET CASH FLOWS FROM OPERATING ACTIVITIES               1,146,067             525,234
                                                     -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases - Property, Plant and Equipment             (2,349,640)         (1,644,577)
Payment of Intangibles                                      --               (20,000)
Proceeds from Sale of Equipment and Land                 256,487              21,826
                                                     -----------         -----------

NET CASH FLOWS FROM INVESTING ACTIVITIES              (2,093,153)         (1,642,751)
                                                     -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of Debt                                     (4,060,575)         (1,595,474)
Proceeds from Notes and Loans Payable                  5,275,482           2,966,103
Payment of Intangibles
                                                         (92,722)            (86,345)
Proceeds from Stockholder Loans                             --                63,141
Stockholders' Distributions                              (15,000)               --
Repayment from Employee Receivable                          --                 7,584
                                                     -----------         -----------

NET CASH FLOWS FROM FINANCING ACTIVITIES               1,107,185           1,355,009
                                                     -----------         -----------

Net Increase in Cash and Cash Equivalents                160,099             237,492

Cash and Cash Equivalents - Beginning of Year            243,277               5,785
                                                     -----------         -----------

CASH AND CASH EQUIVALENTS - END OF YEAR              $   403,376         $   243,277
                                                     ===========         ===========



    The accompanying notes are an integral part of this financial statement.

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EARTHCARE CO - 8-K/A - Current Report
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RECONCILIATION OF NET INCOME TO NET CASH FLOWS FROM OPERATING ACTIVITIES
================================================================================

Years Ended December 31,                                   1998                1997
------------------------                               -----------         -----------

NET INCOME                                             $    38,030         $   300,874

ADJUSTMENTS:
Bad Debts                                                   16,332              24,067
Depreciation and Amortization                              766,640             635,291
Increase in Life Insurance Cash Surrender Value             (3,108)             (8,593)
Loss on Sale of Equipment                                  221,562               9,750

CHANGES:
Accounts Receivable                                         48,709            (575,257)
Inventory                                                   24,794             (93,573)
Deposits and Prepaid Expenses                               24,996             (99,440)
Other Assets                                                   150                (186)
Accounts Payable                                            25,368             315,074
Accrued Expenses                                           (17,406)             17,227
                                                       -----------         -----------

NET CASH FLOWS FROM OPERATING ACTIVITIES               $ 1,146,067         $   525,234
                                                       ===========         ===========

NON-CASH ACTIVITIES
----------------------------------------------------------------------------------------------------------

During 1997, Magnum Environmental Services, Inc. acquired property and         $    --          $1,800,000
  equipment through the issuance of a mortgage
                                                                               =========        ==========

During 1997, Magnum Environmental Services, Inc. entered into a service        $    --          $   50,000
 contract agreement through the issuance of a note payable
                                                                               =========        ==========



    The accompanying notes are an integral part of this financial statement.

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MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE A -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           METHOD OF ACCOUNTING

           The companies prepare their financial statements on the accrual basis of accounting.

           PRINCIPLES OF COMBINATION
           The accompanying financial statements reflect the combined financial statements of Magnum Environmental Services, Inc., (MES) Magnum World Enterprises, Inc., (MWE) Magnum East Coast Properties, Ltd., (MECP) J.A.G. Associates, Ptr., (JAG) Magnum Northeast Properties, Ltd.
           (MNEP) and Magnum West Coast Properties, Ltd. (MWCP) The individual entities have the same ownership and management and share common facilities and personnel. All significant intercompany transactions have been eliminated.

           The financial statements for the year ended December 31, 1998 reflect twelve (12) months of operations and transactions for all companies listed above. The financial statements for the year ended December 31, 1997 reflect twelve (12) months of operations and transactions for all of the companies listed above including a company merged as of August 1, 1997 (Note G and H).

           CASH AND CASH EQUIVALENTS
           Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The companies maintain cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

           INVENTORY
           Inventory consists of waste oil and drums held for sale and is valued at the lower of cost or market.

           DEPOSITS AND PREPAID EXPENSES
           Prepaid expenses consist of payments for truck fuel on hand, and licenses and permits for future vehicle registrations on transportation equipment. Also included are insurance policies for which coverage extends into the following year. Deposits consist of escrow payments for property taxes and down payments on leased vehicles.

           PROPERTY, PLANT, EQUIPMENT AND DEPRECIATION
           Property, plant and equipment is recorded at cost, less accumulated depreciation computed on the straight line and accelerated methods based on estimated useful lives as follows:


           ==========================================================
           ----------------------------------------------------------
           Automobiles                                        5 Years
           Building and Leasehold Improvements          31 - 40 Years
           Computer Equipment                                 5 Years
           Equipment - Other                             5 - 15 Years
           Equipment - Transportation                    5 - 10 Years
           Furniture and Fixtures                        5 - 12 Years
           Tanks                                             20 Years
           ==========================================================

                                                                   - continued -

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EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE A -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

           Maintenance and repairs are charged to expense. The cost of equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

           AMORTIZATION
           Closing costs and organization costs are amortized over 5 years. Remaining deferred legal fees are amortized over 2 years. Loan acquisition costs are amortized over 5 and 10 year periods according to the duration of the various loan agreements.

           USE OF ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

           INCOME TAXES

           Magnum Environmental Services, Inc. and Magnum World Enterprises, Inc. have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Magnum East Coast Properties, Ltd., J.A.G. Associates, Ptr., Magnum Northeast Properties, Ltd. and Magnum West Coast Properties, Ltd. are limited partnerships. Under those provisions, the companies do not pay corporate income taxes on their taxable income. Instead, the stockholders/partners are liable for individual income taxes on their respective shares of the companies' taxable income.

           RECLASSIFICATIONS
           Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

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--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE B -   BUSINESS ACTIVITY
           Magnum Environmental Services, Inc. was incorporated in 1987 as Magnum Tank Services, Inc. in the State of Florida and is engaged in the environmental services industry. The company changed its name in 1997 to Magnum Environmental Services, Inc. Services include emergency spill response and clean up of non-hazardous and hazardous materials. The company operates a storage tank cleaning service and an industrial transfer and collection facility for receiving, storing and shipping industrial waters, waste petroleum products, tank sludges and absorbent material. In addition, the company refines used oil for resale to commercial accounts and thermally treats non-hazardous petroleum contaminated soils. The company's operations are subject to various federal, state and local laws and regulations covering the discharge of material into, and protection of, the environment. The company expends considerable resources, both financial and managerial, to comply with environmental regulations and permitting requirements. While risks of substantial costs and liabilities are inherent in environmental waste product operations, the company believes that its operations and facilities are in general compliance with applicable environmental laws and regulations.

           Magnum World Enterprises, Inc. owns land and a building in Pompano Beach, Florida. The corporation rents the land and building to Magnum Environmental Services, Inc., a commonly owned corporation. The corporation was incorporated under the laws of the State of Florida in 1991.

           Magnum East Coast Properties, Ltd. owns land and a building in Pompano Beach, Florida. The partnership rents the land and building to Magnum Environmental Services, Inc., which is commonly owned. The partnership was organized in 1993.

           J.A.G. Associates, Ptr. leases equipment to Magnum Environmental Services, Inc., which is commonly owned. JAG Associates also maintains life insurance policies on owners and stockholders which is an integral component of a buy-sell agreement (Note J). The partnership was organized in 1995.

           Magnum Northeast Properties, Ltd. (A Limited Partnership) owns land and a building in Fort Pierce, Florida. The partnership rents the land and building to Magnum Environmental Services, Inc., which is commonly owned. The partnership was organized in 1994.

           Magnum West Coast Properties, Ltd. (A Limited Partnership) owns land and a tank farm in Tampa Bay, Florida, which is leased to MES, Inc. The partnership was organized on October 31, 1997.

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--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE C -   ACCOUNTS RECEIVABLE
           Accounts receivable consisted of the following:


           December 31,                                                         1998               1997
           ------------                                                     -----------        -----------

           Total Accounts Receivable                                        $ 1,283,492        $ 1,347,533
           Less:  Allowance for Doubtful Accounts                                36,000             35,000
                                                                            -----------        -----------

                    Net Accounts Receivable                                 $ 1,247,492        $ 1,312,533
                                                                            ===========        ===========


NOTE D -   PROPERTY, PLANT AND EQUIPMENT
           Property, plant and equipment consisted of the following:


           December 31,                                                         1998               1997
           ------------                                                     -----------        -----------

           Automobiles                                                      $    46,580        $    57,226
           Building                                                           3,047,910          2,745,963
           Building and Leasehold Improvements                                1,125,182          1,072,931
           Computer Equipment                                                   306,773            205,924
           Equipment - Other                                                  1,816,872          1,346,404
           Equipment - Transportation                                         3,700,257          3,379,887
           Furniture and Fixtures                                               141,703            137,309
           Tanks                                                              2,321,144          2,299,717
                                                                            -----------        -----------
                                                                             12,506,421         11,245,361
           Less:  Accumulated Depreciation                                    2,377,332          2,132,753
                                                                            -----------        -----------
                                                                             10,129,089          9,112,608
           Land                                                                 904,206            713,255
                                                                            -----------        -----------

                    Net Property, Plant and Equipment                       $11,033,295        $ 9,825,863
                                                                            ===========        ===========

           Depreciation expense for the years ended December 31, 1998 and 1997 was $664,160 and $524,791, respectively.

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--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE E - INTANGIBLES Intangibles consisted of the following:


           December 31,                             1998            1997
           ------------                           --------        --------
           Non-Compete Agreement                  $320,000        $320,000
           Closing Costs                            16,787          16,787
           Deferred Legal Fees                      26,868          26,868
           Loan Acquisition Costs                  259,208         166,487
           Service Contract                         50,000          50,000
           Organization Costs                        6,487           6,487
                                                  --------        --------
                                                   679,350         586,629
           Less:  Accumulated Amortization         254,347         151,867
                                                  --------        --------

                    Net Intangibles               $425,003        $434,762
                                                  ========        ========


           Amortization expense for the years ended December 31, 1998 and 1997 was $102,480 and $110,500, respectively.

           During 1996, the company entered into a five (5) year non-compete agreement with Gary Hajek, a former shareholder of the company in the amount of $300,000. This amount is being amortized over five (5) years.

           During 1997, the company entered into a five (5) year non-compete agreement with National Recycling Group in the amount of $20,000. Also in 1997, the company entered into a five (5) year service agreement with National Recycling Group in the amount of $50,000. Each of these items are being amortized over five (5) years.

NOTE F -   NOTES, LOANS AND MORTGAGES PAYABLE
           Notes, loans and mortgages payable consisted of the following:


                                                                 Amount Due
                                                                 Within One
           December 31,                                             Year            1998          1997
           ------------                                            -------        -------        -------

Caterpillar Financial Services Corp
Capital lease payable in monthly installments of $429
including interest at 10.25%. Collateralized by
caterpillar fork-lift truck                                        $ 4,142        $11,633        $15,372
                                                                   =======        =======        =======

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------

                                                                              Amount Due
                                                                              Within One
           December 31,                                                          Year              1998               1997
           ------------                                                    -----------------     ---------          -------
           ORIX CREDIT ALLIANCE
           Various notes, collateralized by equipment, payable monthly including interest as follows:

                                      Interest
                     Payment          Rate %
           -----------------------------------------------------------

                     $ 1,702           10.22%                                  $ 13,660          $ 74,060           $    --
                     $ 1,960            9.59%                                    18,081            86,373                --
                     $ 1,951            8.53%                                    16,145            92,464                --
                     $ 3,197            8.53%                                    26,454           151,511                --
                     $ 1,062           10.00%                                     9,728            34,455            43,259

           FORD MOTOR CREDIT COMPANY
           Various notes payable in monthly installments of $4,654
           including interest ranging from 6.75% to 9.96%.                       29,040            74,211           112,422
           Collateralized by vehicles.

           GMAC
           Note payable in monthly installments of $590 including
           interest at 9.25%. Collateralized by vehicle.                         5,270            21,935                --

           TPS TECHNOLOGIES, INC.
           Mortgage due June, 2002, with interest only payable
           monthly at 8.5%. Collateralized by property and                          --         1,800,000         1,800,000
           equipment.

           COMMERCE BANK
           Mortgage payable in monthly installments of $17,256
           including interest at prime plus 0.5%. Collateralized by
           inventory, property and equipment. Guaranteed by the                 40,263         1,848,904         1,885,410
           stockholders of MES.

           Mortgage payable in monthly installments of $1,752
           including interest at 8.5%. Collateralized by inventory,
           property and equipment. Guaranteed by the stockholders
           of MES.                                                               4,393           197,698                --

           Note payable in monthly installments of $12,420 including
           interest at prime plus 1.0% Collateralized by inventory,
           property and equipment. Guaranteed by the stockholders of MES.      103,650           566,874           586,885


                                                                   - continued -

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE F -   NOTES, LOANS AND MORTGAGES PAYABLE - CONTINUED

                                                                             Amount Due
                                                                             Within One
December 31,                                                                    Year              1998              1997
------------                                                                 ----------        ----------        ----------
COMMERCE BANK
Loan payable for construction of plant and equipment with a maximum borrowing limit of $1,200,000, subject to bank approval. Interest payable monthly at 9% per annum until June, 1999; monthly
installments of principal and interest of $7,615 commence in July,
1999. Collateralized by inventory, property and equipment
Guaranteed by the stockholder of MES                                         $    7,748        $  846,387              --

Loan payable in monthly installments of $29,972 including interest at
9.0%. Collateralized by inventory, property and equipment. Guaranteed by stockholders of MES
                                                                                 68,341         3,268,745              --

NATIONAL RECYCLING GROUP
Note payable in quarterly installments of $2,500                                 10,000            33,393            42,500

OTHER
Various notes refinanced during 1998                                               --                --           3,307,888

GARY HAJEK
Note payable due on behalf of non-compete agreement
Principal due in three annual installments beginning
April 15, 1997 plus interest at 8%                                              100,000           100,000           200,000
                                                                             ----------        ----------        ----------

         Total Notes, Loans and Mortgages Payable                            $  456,915        $9,208,643        $7,993,736
                                                                             ----------        ----------        ----------

Amount Due Within One Year                                                                        456,915         1,488,614
                                                                                               ----------        ----------

Amount Due After One Year                                                                      $8,751,728        $6,505,122
                                                                                               ==========        ==========


                                                                   - continued -

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================


NOTE F -   NOTES, LOANS AND MORTGAGES PAYABLE - CONTINUED

           Interest expense for the years ended December 31, 1998 and 1997 was $799,322 and $568,573, respectively.

             Maturities of debt for the five years succeeding December 31, 1998 are as follows:

                 1999             2000            2001              2002          2003
           ---------------   -------------   --------------   -------------   --------------
           $       456,915   $     389,831   $      410,261   $   2,211,993   $      343,035
           ===============   =============   ==============   =============   ==============

           The Commerce Bank debt agreement contains financial covenants that require a maximum debt to equity ratio and a ceiling on distributions allowed. At December 31, 1998, the company was in compliance with all covenants. The agreement also provides the company an additional line of credit to finance purchases of equipment.

NOTE G -   STOCK FOR STOCK MERGER
           On August 1, 1997 Magnum Petroleum Recovery, Inc. (MPR) merged with Magnum Environmental Services, Inc. (MES) in a non-taxable stock for stock merger. Stockholders of MPR received .2033 shares of MES for each share of MPR stock held. A total of 300 shares were exchanged for 61 shares of MES. The company prior to merger had common ownership. The financial statements contain twelve (12) months of operations of MPR (Note A) for 1997.

NOTE H -   MAGNUM PETROLEUM RECOVERY, INC. - FINANCIAL INFORMATION
           Magnum Petroleum, Inc. (MPR) owned the transportation equipment and rolling stock of the combined company through July 31, 1997. MPR merged with MES on August 1, 1997 at which time all assets and liabilities of MPR became the property of MES and are reflected on the Balance Sheet of MES at December 31, 1997. Accordingly, operations were combined from August 1, 1997 to December 31, 1997.

NOTE I -   PROFIT SHARING PLAN
           The company maintains a profit sharing plan which covers employees who meet certain age and length of service requirements. Contributions to the profit sharing plan are at the discretion of the Board of Directors.

           The profit sharing contribution for each of the years ended December 31, 1998 and 1997 was $40,000.

NOTE J -   BUY-SELL AGREEMENTS
           The company has buy-sell agreements in force for Magnum Environmental Services, Inc. and the related companies. The agreements are funded with a first to die life insurance policy in excess of $1,000,000 on the stockholders/officers of the company.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------

MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE K -   YEAR 2000
           The company recently replaced its computer system to be year 2000 compliant. The company has not been informed of any material risks associated with its customers regarding year 2000 compliance, however there is no guarantee that such risks do not exist and will not have an adverse effect on operations. Management is continuing to assess any impact from its vendors and third party payers. Due to the nature of the companies' operations, it is not anticipated that any impact would be material, however the cost of a potential impact is not determinable.

NOTE L -   SUBSEQUENT EVENT
           On September 1, 1999, the owners of Magnum Environmental Services, Inc. sold all of the company's outstanding capital stock to EarthCare Company, in exchange for cash and common stock of EarthCare.
           All debt of the company was paid in full as part of the transaction.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


TABLE OF CONTENTS
================================================================================


Independent Accountant's Review Report                                                             F-17

Combined Balance Sheet at June 30, 1999 and 1998                                                   F-18

Combined Statement of Changes in Stockholders' Equity
  and Partners' Capital for the Six Months Ended
  June 30, 1999 and 1998                                                                           F-19

Combined Statement of Operations for the Six Months Ended
  June 30, 1999 and 1998                                                                           F-20

Combined Statement of Cash Flows for the Six Months Ended
  June 30, 1999 and 1998                                                                        F-21 - F-22

Notes to Combined Financial Statements                                                          F-23 - F-28

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



Board of Directors
Magnum Environmental Services, Inc. and Related Entities
Pompano Beach, Florida


         We have reviewed the accompanying combined balance sheets of Magnum Environmental Services, Inc. and Related Entities as of June 30, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and partners' capital, and cash flows for the six months then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Magnum Environmental Services, Inc. and Related Entities.

         A review consists principally of inquiries of company personnel and analytical procedures applied to the financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principals.

         We have previously audited, in accordance with generally accepted auditing standards, the combined balance sheets as of December 31, 1998 and 1997, and the related combined statements of operations, changes in stockholder's equity and partners' capital and cash flows for the years then ended (presented elsewhere in this filing); and in our report dated March 12, 1999, we expressed an unqualified opinion on those combined financial statements.





Rotenberg & Company, LLP
Rochester, New York
  October 5, 1999

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

COMBINED BALANCE SHEET - UNAUDITED
================================================================================


June 30,                                                                              1999                 1998
                                                                                 ---------------     ---------------
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents                                                        $        83,856     $       190,467
Accounts Receivable - Net of Allowance for Doubtful Accounts of $40,000                1,338,421           1,406,555
                      and $24,377, respectively
Inventory                                                                                136,390             176,779
Deposits and Prepaid Expenses                                                             96,709             207,372
                                                                                 ---------------     ---------------
TOTAL CURRENT ASSETS                                                                   1,655,376           1,981,173

PROPERTY, PLANT AND EQUIPMENT - Net of Accumulated Depreciation                       11,531,923           9,878,684

OTHER ASSETS
Intangibles - Net of Accumulated Amortization                                            368,926             401,395
Other                                                                                     43,859              48,307
                                                                                 ---------------     ---------------
Total Assets                                                                     $    13,600,084     $    12,309,559
                                                                                 ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

CURRENT LIABILITIES
Notes, Loans and Mortgages Payable - Due Within One Year                         $       396,461     $       494,174
Accounts Payable                                                                         682,561             802,923
Accrued Expenses                                                                         389,296             271,387
                                                                                 ---------------     ---------------
TOTAL CURRENT LIABILITIES                                                              1,468,318           1,568,484

OTHER LIABILITIES
Notes, Loans and Mortgages Payable - Due After One Year                                8,967,703           7,467,024
                                                                                 ---------------     ---------------
TOTAL LIABILITIES                                                                     10,436,021           9,035,508
                                                                                 ---------------     ---------------
STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
Common Stock - $1 par value, 2,000,000 Authorized,
               736 Shares Issued and Outstanding                                             736                 736
Additional Paid In Capital                                                             1,520,790           1,520,790
Retained Earnings                                                                      1,153,817           1,240,235
Partners' Capital                                                                        488,720             512,290
                                                                                 ---------------     ---------------
TOTAL STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL                                       3,164,063           3,274,051
                                                                                 ---------------     ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL                 $    13,600,084     $    12,309,559
                                                                                 ===============     ===============



    The accompanying notes are an integral part of this financial statement.

                          See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------


MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND PARTNERS'
CAPITAL - UNAUDITED
================================================================================

                                        Common          Additional          Retained         Partners'
                                        Stock         Paid in Capital       Earnings          Capital            Total
                                     -----------      ---------------      -----------      -----------      -----------
BALANCE - DECEMBER 31, 1997          $       736      $     1,520,790      $ 1,193,687      $   524,765      $ 3,239,978

Net Income (Loss)                             --                   --           61,548          (12,475)          49,073

Stockholders' Distributions                   --                   --          (15,000)              --          (15,000)
                                     -----------      ---------------      -----------      -----------      -----------

BALANCE - JUNE 30, 1998              $       736      $     1,520,790      $ 1,240,235      $   512,290      $ 3,274,051
                                     -----------      ---------------      -----------      -----------      -----------

BALANCE - DECEMBER 31, 1998          $       736      $     1,520,790      $ 1,241,394      $   500,088      $ 3,263,008

Net Loss                                      --                   --          (87,577)         (11,368)         (98,945)
                                     -----------      ---------------      -----------      -----------      -----------

BALANCE - JUNE 30, 1999              $       736      $     1,520,790      $ 1,153,817      $   488,720      $ 3,164,063
                                     ===========      ===============      ===========      ===========      ===========



    The accompanying notes are an integral part of this financial statement.

                         See Accountants Review Report.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------




MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


COMBINED STATEMENT OF OPERATIONS - UNAUDITED
================================================================================

Six Months Ended June 30,                                                1999                   1998
                                                                      -----------           -----------
Revenues                                                              $ 4,625,814           $ 4,707,038
                                                                      -----------           -----------

OPERATING EXPENSES
Cost of Operations                                                    $ 2,690,883           $ 2,447,660
General and Administrative                                              1,267,563             1,317,971
Depreciation and Amortization                                             398,679               375,000
                                                                      -----------           -----------

TOTAL OPERATING EXPENSES                                              $ 4,357,125           $ 4,140,631
                                                                      -----------           -----------

Income from Operations                                                $   268,689           $   566,407

Interest Expense                                                         (379,042)             (389,206)

Loss on Sale of Land                                                           --              (139,855)

Other Income                                                               11,408                11,727
                                                                      -----------           -----------

NET INCOME (LOSS)                                                     $   (98,945)          $    49,073
                                                                      ===========           ===========



    The accompanying notes are an integral part of this financial statement.

                         See Accountants Review Report.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA


COMBINED STATEMENT OF CASH FLOWS - UNAUDITED
================================================================================

Six Months Ended June 30,                                           1999             1998
                                                                 -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash Received from Customers                                     $ 4,512,469      $ 4,612,858
Cash Paid to Suppliers and Employees                              (3,778,646)      (3,706,342)
Interest Paid                                                        379,042          389,206

Miscellaneous Receipts                                                11,408           11,727
                                                                 -----------      -----------
NET CASH FLOWS FROM OPERATING ACTIVITIES                             366,189          529,037
                                                                 -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases - Property, Plant and Equipment                           (841,230)        (701,480)
Proceeds from Sale of Land                                                --          185,000
                                                                 -----------      -----------
NET CASH FLOWS FROM INVESTING ACTIVITIES                            (841,230)        (516,480)
                                                                 -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES

Repayment of Debt                                                   (288,242)      (1,457,667)
Proceeds from Notes and Loans Payable                                443,763        1,425,129
Stockholders' Distributions                                               --          (15,000)
Payment of Intangibles                                                    --          (17,829)
                                                                 -----------      -----------
NET CASH FLOWS FROM FINANCING ACTIVITIES                             155,521          (65,367)
                                                                 -----------      -----------
Net Decrease in Cash and Cash Equivalents                           (319,520)         (52,810)
Cash and Cash Equivalents - Beginning of Period                      403,376          243,277
                                                                 -----------      -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                        $    83,856      $   190,467
                                                                 ===========      ===========


    The accompanying notes are an integral part of this financial statement.

                         See Accountants Review Report.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



RECONCILIATION OF NET LOSS TO NET CASH FLOWS FROM OPERATING
ACTIVITIES - UNAUDITED
================================================================================


Six Months Ended June 30,                                                     1999           1998
                                                                           ---------      ---------
NET INCOME (LOSS)                                                          $ (98,945)     $  49,073

ADJUSTMENTS:
Bad Debts                                                                     22,416            158
Amortization                                                                  56,077         51,196
Depreciation                                                                 342,602        323,804
Loss on Sale of Land                                                              --        139,855
CHANGES:
Accounts Receivable                                                         (113,345)       (94,180)
Inventory                                                                     15,595             --
Deposits and Prepaid Expenses                                                 26,425        (59,242)
Other Assets                                                                  15,332          7,926
Accounts Payable                                                            (120,338)        25,392
Accrued Expenses                                                             220,370         85,055
                                                                           ---------      ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES                                   $ 366,189      $ 529,037
                                                                           =========      =========


    The accompanying notes are an integral part of this financial statement.

                         See Accountants Review Report.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
================================================================================
NOTE A -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           METHOD OF ACCOUNTING

           The companies prepare their financial statements on the accrual basis of accounting.

           The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year as a whole.

           PRINCIPLES OF COMBINATION

           The accompanying financial statements reflect the combined financial statements of Magnum Environmental Services, Inc., (MES) Magnum World Enterprises, Inc., Magnum East Coast Properties, Ltd., J.A.G. Associates, Ptr., Magnum Northeast Properties, Ltd. and Magnum West Coast Properties, Ltd. The individual entities have the same ownership and management and share common facilities and personnel. All significant intercompany transactions have been eliminated.

           SEGMENT DATA, GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMERS

           The companies do business primarily in the United States. One customer accounted for 10% of the companies' sales for the six months ended June 30, 1999. Two customers accounted for 20% of accounts receivable as of June 30, 1999.

           CONCENTRATION OF CREDIT RISK

           Financial instruments which potentially expose the companies to significant concentrations of credit risk consist principally of bank deposits, temporary investments and accounts receivable. Cash is placed primarily in high quality short-term interest bearing financial instruments and may periodically exceed federally insured amounts.

           The companies perform ongoing credit evaluations of their customers' financial condition. An allowance for uncollectible accounts receivable is maintained based upon the expected collectibility of all accounts receivable.

           CASH AND CASH EQUIVALENTS

           Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

           INVENTORY

           Inventory consists of waste oil and drums held for sale and is valued at the lower of cost or market.

           PROPERTY, PLANT, EQUIPMENT AND DEPRECIATION

           Property, plant and equipment is recorded at cost, less accumulated depreciation computed on the straight line and accelerated methods based on estimated useful lives as follows:

                  Automobiles                                   5 Years
                  Building and Leasehold Improvements     31 - 40 Years
                  Computer Equipment                            5 Years
                  Equipment - Other                        5 - 15 Years
                  Equipment - Transportation               5 - 10 Years
                  Furniture and Fixtures                   5 - 12 Years
                  Tanks                                        20 Years

           Maintenance and repairs are charged to expense. The cost of equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.- continued -


                         See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
================================================================================


NOTE A -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

           INTANGIBLES

           Intangibles are recorded at cost, less accumulated amortization based on estimated useful lives as follows:

                  Closing Costs                               5 Years
                  Deferred Legal Fees                         2 Years
                  Loan Acquisition Costs                 5 - 10 Years
                  Non-Compete Agreements                      5 Years
                  Service Contract                            5 Years

           USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

           INCOME TAXES

           Magnum Environmental Services, Inc. and Magnum World Enterprises, Inc. have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Magnum East Coast Properties, Ltd., J.A.G. Associates, Ptr., Magnum Northeast Properties, Ltd. and Magnum West Coast Properties, Ltd. are limited partnerships. Under those provisions, the companies do not pay corporate income taxes on their taxable income. Instead, the stockholders/partners are liable for individual income taxes on their respective shares of the companies' taxable income.

NOTE B -   BUSINESS ACTIVITY

           Magnum Environmental Services, Inc. is engaged in the environmental services industry. Services include emergency spill response and clean-up of non-hazardous and hazardous materials. The company operates a storage tank cleaning service and an industrial transfer and collection facility for receiving, storing and shipping industrial waters, waste petroleum products, tank sludges and absorbent material. In addition, the company refines used oil for resale to commercial accounts and thermally treats non-hazardous petroleum contaminated soils. The company's operations are subject to various federal, state and local laws and regulations covering the discharge of material into, and protection of, the environment. The company expends considerable resources, both financial and managerial, to comply with environmental regulations and permitting requirements. While risks of substantial costs and liabilities are inherent in environmental waste product operations, the company believes that its operations and facilities are in general compliance with applicable environmental laws and regulations.

           Magnum World Enterprises, Inc. owns land and a building in Pompano Beach, Florida. The corporation rents the land and building to Magnum Environmental Services, Inc.

           Magnum East Coast Properties, Ltd. owns land and a building in Pompano Beach, Florida. The partnership rents the land and building to Magnum Environmental Services, Inc.

           J.A.G. Associates, Ptr. leases equipment to Magnum Environmental Services, Inc. JAG Associates also maintains life insurance policies on owners and stockholders.


                         See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
================================================================================


NOTE B -   BUSINESS ACTIVITY - CONTINUED

           Magnum Northeast Properties, Ltd. owns land and a building in Fort Pierce, Florida. The partnership rents the land and building to Magnum Environmental Services, Inc.

           Magnum West Coast Properties, Ltd. owns land and a tank farm in Tampa Bay, Florida, which is leased to Magnum Environmental Services, Inc.

NOTE C -   PROPERTY, PLANT AND EQUIPMENT

           Property, plant and equipment consisted of the following:


           June 30,                                       1999                 1998
           --------                                   ------------         ------------
           Automobiles                                $     46,580         $     54,680
           Building                                      3,992,444            2,496,765
           Building and Leasehold Improvements           1,083,767            1,163,720
           Computer Equipment                              380,207              283,188
           Equipment - Other                             1,587,762            1,534,777
           Equipment - Transportation                    3,748,497            3,545,546
           Furniture and Fixtures                          142,442              141,628
           Tanks                                         2,330,832            2,281,074
                                                      ------------         ------------
                                                      $ 13,312,531         $ 11,501,378
           Less:  Accumulated Depreciation               2,719,934            2,462,249
                                                      ------------         ------------
                                                      $ 10,592,597         $  9,039,129
           Land                                            939,326              839,555
                                                      ------------         ------------

           Net Property, Plant and Equipment          $ 11,531,923         $  9,878,684
                                                      ============         ============

NOTE D -   INTANGIBLES

           Intangibles consisted of the following:

           June 30,                                       1999                 1998
           --------                                   ------------         ------------
           Closing Costs                              $     16,787         $     16,787
           Deferred Legal Fees                              26,868               26,868
           Loan Acquisition Costs                          259,208              166,487
           Non-Compete Agreement                           320,000              320,000
           Service Contract                                 50,000               50,000
                                                      ------------         ------------
                                                      $    672,863         $    580,142
           Less:  Accumulated Amortization                 303,937              178,747
                                                      ------------         ------------

           Net Intangibles                            $    368,926         $    401,395
                                                      ============         ============


                         See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
================================================================================


NOTE E -   NOTES, LOANS AND MORTGAGES PAYABLE

           Notes, loans and mortgages payable consisted of the following:

                                                                                Amount Due
           June 30,                                                           Within One Year      1999           1998
           --------                                                           ---------------   -----------    ----------
           CATERPILLAR FINANCIAL SERVICES CORP.

           Capital lease payable in monthly installments of $429 including
           interest at 10.3%. Collateralized by caterpillar forklift truck.        $ 4,360          $ 9,616          13,550

           ORIX CREDIT ALLIANCE

           Various notes payable in monthly installments of $9,870 including
           interest ranging from 8.53% to 10.22%. Collateralized by equipment.      85,958          395,086          38,967

           FORD MOTOR CREDIT COMPANY

           Various notes payable in monthly installments of $1,500 including
           interest ranging from 8.75% to 9.75%. Collateralized by vehicles.        13,878           41,543          87,760

           GMAC

           Note payable, in monthly installments of $590 including interest at
           9.25%. Collateralized by vehicle.
                                                                                     4,927           18,769             ---

           TPS TECHNOLOGIES, INC.

           Mortgage due June 2002, with interest only payable monthly at 8.5%.
           Collateralized by property and equipment.                                   ---        1,800,000       1,800,000

           COMMERCE BANK

           Mortgage payable in monthly installments of $17,256 including interest at 9%. Collateralized by inventory, property and equipment.
           Guaranteed by the stockholders of MES.                                   48,878        1,829,128       1,867,338


                                                                  - continued -


                         See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
================================================================================


NOTE E -   NOTES, LOANS AND MORTGAGES PAYABLE - CONTINUED

                                                                               Amount Due
           June 30,                                                          Within One Year       1999             1998
           --------                                                          ---------------   -----------      -----------
           COMMERCE BANK

           Mortgage payable in monthly installments of $1,752 including interest at 7.75%. Collateralized by inventory, property and
           equipment. Guaranteed by the stockholders of MES.                    $  4,742       $   195,612      $   199,618

           Note payable in monthly installments of $12,420 including interest at 8.75%. Collateralized by inventory, property and equipment.
           Guaranteed by the stockholders of MES.                                109,991           516,520          600,000

           Mortgage refinanced July 1999, payable in monthly installments
           including interest at 9.0%. Due September 2008.                       104,064         4,441,897        3,213,965

           Note payable in monthly installments of $1,376 including interest at
           7.25%. Collateralized by equipment.                                     9,663            85,993              ---

           NATIONAL RECYCLING GROUP

           Note payable in quarterly installments of $2,500.                      10,000            30,000           40,000

           GARY HAJEK

           Note payable on behalf of non-compete agreement. Principal due in three annual installments beginning April 15, 1997 plus interest at
           8%.                                                                       ---               ---          100,000
                                                                                --------       -----------      -----------
           Total Notes, Loans and Mortgages Payable                             $396,461       $ 9,364,164      $ 7,961,198
                                                                                --------       -----------      -----------


           Amount Due Within One Year                                                              396,461          494,174
                                                                                               -----------      -----------

           Amount Due After One Year                                                           $ 8,967,703      $ 7,467,024
                                                                                               ===========      ===========

           In conjunction with the sale of the stock of Magnum Environmental Services, Inc. as disclosed in Note G, all notes, loans and mortgages were paid in full in September 1999.


                         See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------
MAGNUM ENVIRONMENTAL SERVICES, INC.
AND RELATED ENTITIES
POMPANO BEACH, FLORIDA

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
================================================================================


NOTE F -   YEAR 2000

           The company recently replaced its computer system to be year 2000 compliant. The company has not been informed of any material risks associated with its customers regarding year 2000 compliance, however there is no guarantee that such risks do not exist and will not have an adverse effect on operations. Management is continuing to assess any impact from its vendors and third payers. Due to the nature of the company's operation, it is not anticipated that any impact would be material, however the cost of a potential impact is not determinable.

NOTE G -   SUBSEQUENT EVENT

           On September 1, 1999, the owners of Magnum Environmental Services, Inc. sold all of the company's outstanding capital stock to EarthCare Company, in exchange for cash and common stock of EarthCare. All debt of the company was paid in full as part of the transaction.



                         See Accountants Review Report

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------


         (b)            Pro Forma Financial Information.

             The Pro Forma Financial Information required by Article 11 of Regulation S-X is presented herewith:

                 PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA

         On September 1, 1999, the Company acquired all of the outstanding capital stock of Magnum Environmental Services, Inc., in exchange for $12.0 million in cash, 310,000 shares of the Company's registered common stock and 275,000 unregistered shares that are subject to an earn-out agreement. In addition, the Company is required to pay the seller for working capital as of August 31, 1999.

         The actual allocation of the purchase price and the resulting effect on income or loss from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

         The accompanying Unaudited Pro Forma Consolidated Condensed Financial Statements of Operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 assume that the acquisition of Magnum took place on January 1, 1998, the beginning of the Company's fiscal year. The Pro Forma Consolidated Condensed Statements of Operations do not include the effect of any nonrecurring write-offs directly attributable to the acquisition. The Pro Forma Balance Sheet gives pro forma effect to the acquisition of Magnum as if the transaction occurred on June 30, 1999.

         The accompanying pro forma information is presented for illustrative purposes only and is not indicative of the financial position or results of operations that may be reported in the future. The accompanying Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements and related notes thereto of the Company as reported in the annual Form 10K and the quarterly Form 10Q's and the audited and interim reviewed financial reports included herein.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------




       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For The Year Ended December 31, 1998




                                                           Pro Forma               Magnum Transaction
                                                        Effects of Other      ---------------------------
                                        Historical        1998 and 1999        Historical     Pro Forma          Pro Forma
                                         Earthcare     Acquisitions (3)(a)       Magnum      Adjustments        Consolidated
                                       ------------    -------------------    ------------   ------------       ------------


Revenues                               $ 25,690,672    $        14,224,100    $  8,913,736   $         --       $ 48,828,508
                                       ------------    -------------------    ------------   ------------       ------------

Operating Expenses
   Cost of Operations                  $ 17,907,036    $         9,443,254    $  4,641,639   $         --       $ 31,991,929
   General and Administrative             7,509,375              3,016,817       2,476,950             --         13,003,142
                                                                                                   50,000(c)
   Depreciation and Amortization          1,348,357              1,153,119         766,640       (110,500)(c)      3,207,616
                                       ------------    -------------------    ------------   ------------       ------------

     Total Operating Expenses          $ 26,764,768    $        13,613,190    $  7,885,229   $    (60,500)      $ 48,202,687
                                       ------------    -------------------    ------------   ------------       ------------

Income (Loss) from Operations          $ (1,074,096)   $           610,910    $  1,028,507   $     60,500       $    625,821
Interest Expense                            657,455                673,342         799,322        130,000(e)       2,260,119
Other Expense (Income)                        2,101               (114,422)        191,155             --             78,834
                                       ------------    -------------------    ------------   ------------       ------------

Income (Loss) Before
   Income Taxes                        $ (1,733,652)   $            51,990    $     38,030   $    (69,500)      $ (1,713,132)

Provision (Benefit) for Taxes              (304,562)               114,086              --        (12,273)(f)       (202,749)
                                       ------------    -------------------    ------------   ------------       ------------

Net Income (Loss)                      $ (1,429,090)   $           (62,096)   $     38,030   $    (57,227)      $ (1,510,383)
                                       ============    ===================    ============   ============       ============

Net Loss Per Share:
  Basic and Diluted                    $       (.17)                                                            $       (.16)
                                       ============                                                             ============

Average Weighted Shares
  Outstanding:
    Basic and Diluted                     8,427,407                475,824                        310,000(g)       9,213,231
                                       ============    ===================                   ============       ============



              The accompanying notes are an integral part of these
                        pro forma financial statements.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For The Six Months Ended June 30, 1999




                                                           Pro Forma               Magnum Transaction
                                                          Effects of        ----------------------------
                                        Historical        Other 1999         Historical       Pro Forma         Pro Forma
                                         Earthcare    Acquisitions (3)(a)      Magnum        Adjustments       Consolidated
                                       ------------   -------------------   ------------    ------------       ------------


Revenues                               $ 17,867,110   $         1,226,695   $  4,625,814    $         --       $ 23,719,619
                                       ------------   -------------------   ------------    ------------       ------------

Operating Expenses
   Cost of Operations                  $ 11,219,117   $           904,402   $  2,690,883    $         --       $ 14,814,402
   General and Administrative             4,307,077               120,661      1,267,563              --          5,695,301
                                                                                                  25,000(c)
   Depreciation and Amortization            949,755               103,634        398,679         (56,000)(c)      1,421,068
                                       ------------   -------------------   ------------    ------------       ------------

     Total Operating Expenses          $ 16,475,949   $         1,128,697   $  4,357,125    $    (31,000)      $ 21,930,771
                                       ------------   -------------------   ------------    ------------       ------------

Income from Operations                 $  1,391,161   $            97,998   $    268,689    $     31,000       $  1,788,848
Interest Expense - Net                      628,312                65,667        367,634         126,000(e)       1,187,613
                                       ------------   -------------------   ------------    ------------       ------------

Income (Loss) Before
   Income Taxes                        $    762,849   $            32,331   $    (98,945)   $    (95,000)      $    601,235

Provision (Benefit) for Taxes               159,009                12,609             --         (75,639)(f)         95,979
                                       ------------   -------------------   ------------    ------------       ------------

Income (Loss) Before
   Extraordinary Item                  $    603,840   $            19,722   $    (98,945)   $    (19,361)      $    505,256
                                       ============   ===================   ============    ============       ============

Net Income Per Share
   Before Extraordinary Item:
     Basic                             $        .06                                                            $        .05
                                       ============                                                            ============
     Diluted                           $        .06                                                            $        .05
                                       ============                                                            ============

Average Weighted Shares
  Outstanding:
    Basic                                 9,930,561               116,667                        310,000(g)      10,357,228
                                       ============   ===================                   ============       ============
    Diluted                              10,405,636               116,667                        310,000(g)      10,832,303
                                       ============   ===================                   ============       ============



              The accompanying notes are an integral part of these
                        pro forma financial statements.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               As of June 30, 1999


                                     ASSETS



                                              Historical     Historical     Pro Forma          Pro Forma
                                               EarthCare       Magnum      Adjustments        Consolidated
                                             ------------   ------------   ------------       ------------

Current Assets
     Cash and Cash Equivalents               $    578,224   $     83,856   $         --       $    662,080
     Accounts Receivable, Net of
       Allowance for Doubtful Accounts          6,469,708      1,338,421             --          7,808,129
     Other Current Assets                       1,843,910        233,099             --          2,077,009
                                             ------------   ------------   ------------       ------------

     Total Current Assets                    $  8,891,842   $  1,655,376   $         --       $ 10,547,218

Property and Equipment - Net of
  Accumulated Depreciation                     12,082,160     11,531,923      4,498,077(b)      28,112,160

Other Assets                                    2,475,717         43,859             --          2,519,576
Intangibles - Net of Accumulated
  Amortization                                 35,875,591        368,926       (368,926)(b)     35,875,591
                                             ------------   ------------   ------------       ------------

Total Assets                                 $ 59,325,310   $ 13,600,084   $  4,129,151       $ 77,054,545
                                             ============   ============   ============       ============


              The accompanying notes are an integral part of these
                        pro forma financial statements.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                              Historical     Historical     Pro Forma          Pro Forma
                                               EarthCare       Magnum      Adjustments        Consolidated
                                             ------------   ------------   ------------       ------------

Current Liabilities
     Accounts Payable and
       Accrued Expenses                      $  6,545,345    $  1,071,857   $         --       $  7,617,202
     Current Portion of
       Long-Term Debt                             259,117         396,461       (396,461)(d)        259,117
                                             ------------    ------------   ------------       ------------

     Total Current Liabilities               $  6,804,462    $  1,468,318   $   (396,461)      $  7,876,319

Long-Term Debt, Net of
  Current Portion                              24,702,423       8,967,703   3,659,675 (d)        37,329,801
                                             ------------    ------------   ------------       ------------

     Total Liabilities                       $ 31,506,885    $ 10,436,021   $  3,263,214       $ 45,206,120
                                             ------------    ------------   ------------       ------------

Stockholders' Equity
     Preferred Stock, $.0001 Par;
     30,000,000 Shares Authorized,
     -0- Shares Issued and Outstanding                 --              --             --                 --
     Common Stock - $.0001 Par Value;
       70,000,000 Shares Authorized,
         10,524,365 Pro Forma Shares
          Issued and Outstanding;
          275,000 Shares Issued and Held
          in Escrow                                 1,021             736           (705)(h)          1,052
     Additional Paid-In Capital                28,789,152       1,520,790   2,509,179 (h)        32,819,121
     Accumulated Earnings (Deficit)              (971,748)      1,642,537     (1,642,537)(h)       (971,748)
                                             ------------    ------------   ------------       ------------

Total Stockholders' Equity                   $ 27,818,425    $  3,164,063   $    865,937       $ 31,848,425
                                             ------------    ------------   ------------       ------------

Total Liabilities and Stockholders'
        Equity                               $ 59,325,310    $ 13,600,084   $  4,129,151       $ 77,054,545
                                             ============    ============   ============       ============


              The accompanying notes are an integral part of these
                        pro forma financial statements.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------


                     Notes to Pro Forma Financial Statements

1.       Background

         EarthCare Company ("EarthCare") was formed to act as a consolidator of nonhazardous liquid waste businesses. From its inception on March 19, 1997 through September 1, 1999, EarthCare has acquired eleven businesses involved in the nonhazardous liquid waste business.

2.       Historical Financial Statements

         The historical financial statements of the businesses acquired were derived from the respective acquired businesses' financial statements. All acquired businesses have a December 31 year-end, or their financial results have been recast to a December 31 year-end, with the exception of RGM which has an October 31 year-end. The audited historical financial statements of Magnum are included elsewhere herein and the other 1998 and 1999 acquired businesses financial statements have been audited, as required, and included in previous filings with the Securities and Exchange Commission.

3. Pro Forma Effects on the Statements of Operations - Other 1998 and 1999 Acquisitions and Magnum Pro Forma Adjustments

         (a) The other 1998 and 1999 purchase business acquisitions included in the pro forma financial presentation are as follows:

                                        Business                                 Date Acquired
                  -------------------------------------------------------     -------------------
                  Ferrero Wastewater Management, Inc. ("Ferrero")             January 22, 1998
                  A Rapid Rooter Sewer & Drain Service, Inc. ("A Rapid")      February 13, 1998
                  Quality Plumbing and Septic ("Quality")                     February 17, 1998
                  Seagraves, Inc. (d.b.a. Browine Environmental Services,
                    Inc.) and Grease-Tec, Inc. ("Seagraves")                  March 6, 1998
                  RGM Liquid Waste Removal Corporation and
                    Affiliates ("RGM")                                        May 1, 1998
                  Eldredge Wastewater Management, Inc. ("Eldredge")           May 8, 1998
                  Reifsneider Transportation, Inc. ("Reifsneider")            March 1, 1999

         The pro forma effects of these other 1998 and 1999 acquisitions were derived from pro forma financial statements that were included in previous filings with the Securities and Exchange Commission.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------


         (b) The acquisition of Magnum was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Magnum based upon their respective fair values as of the closing date based upon valuations and other studies.

                  The estimated purchase price and preliminary allocation of the purchase price in excess of the net assets acquired as a result of the acquisition is as follows:

                  Purchase Price:
                  Fair Value of Registered Common Stock Issued             $ 4,030,000
                  Cash Paid - Borrowings on Credit Facility                 12,000,000
                  Estimated Additional Borrowings on
                      Credit Facility - Sellers Working
                        Capital Adjustment                                     627,378
                                                                           -----------
                             Total Purchase Price                          $16,657,378
                                                                           ===========

                  Preliminary Allocation of Purchase Price to Fair Value
                    of Net Assets Acquired:
                      Working Capital                                      $   627,378
                      Land                                                   3,800,000
                      Building and Improvements                              5,650,000
                      Tanks and Equipment                                    3,140,000
                      Rolling Stock and Other                                3,240,000
                      Computer Equipment and Software                          100,000
                      Furniture and Fixtures                                   100,000
                      Intangibles                                                   --
                                                                           -----------

                             Total                                         $16,657,378
                      Less:  Book Value of Assets Acquired
                                and Liabilities Assumed                     12,528,227
                                                                           -----------
                             Increase to Fair Value                        $ 4,129,151
                                                                           ===========

                  The fair value of assets acquired exceeded the purchase price, therefore intangible assets were written down to zero.

                  For purposes of the Pro Forma Statement of Operations the increase in property, plant and equipment to fair value is being depreciated over estimated useful lives of 5-35 years.

         (c) Reflects additional depreciation on property and equipment related to increases in estimated fair values and a reduction to amortization of intangibles related to the Company's determination to assign no value to intangible assets previously reported by Magnum.

         (d) Reflects additional borrowings from the Company's credit facility to finance the Magnum acquisition, net of repayment of Magnum's term debt and mortgage balances.

         (e) For purposes of the Pro Forma Statement of Operations, interest rates of 7.25% and 8.00% are being used for the increase in debt required to purchase Magnum for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. Reflects the increase in interest on refinancing of debt.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------


         (f) To adjust income tax expense (benefit) for the estimated impact of Magnum which was previously taxed as a Subchapter S Corporation and the pro forma adjustments, both at a combined statutory tax rate of 39%.

         (g) To reflect the issuance of 310,000 shares of common stock pursuant to the company's registration statement on Form S-1. An additional 275,000 shares of unregistered common stock which will be held in escrow and released to the former owners if certain earnings targets are achieved, as described in the agreement, are not included in issued shares.

         (h) To reflect the issuance of Earthcare common stock and the consolidation eliminations of Magnum's equity accounts.

EARTHCARE CO - 8-K/A - Current Report
--------------------------------------------------------------------------------



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EARTHCARE COMPANY
                                         (Registrant)


Date: November 2, 1999                 By: /s/ James E. Farrell
                                           -------------------------------------
                                           James E. Farrell
                                           Vice President and Chief Financial
                                           Officer

                                 EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
 15.1          Letter regarding unaudited interim financial information
               (included in exhibit 23.1)

 23.1          Consent of Rotenberg and Company, LLP